EXHIBIT 10.4

EIGHTH AMENDMENT TO CREDIT AGREEMENT

THIS EIGHTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is effective as of August         , 2008, by and between NORTECH SYSTEMS INCORPORATED, a Minnesota corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”).

RECITALS

A.    Borrower is currently indebted to Lender pursuant to the terms and conditions of that certain Amended and Restated Credit Agreement between Borrower and Lender dated on or about December 30, 2002, as amended from time to time (“Credit Agreement”).

B.    Lender and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1.     Defined Terms. Capitalized terms used in this Amendment that are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

In addition, Section 1.1 of the Credit Agreement is amended by adding or amending, as the case may be, the following definitions:

The definition of “Debt Service Coverage Ratio” is hereby deleted.

“Fixed Charge Coverage Ratio” means, for any period, the ratio of (i) the sum of (A) Net Income, plus (B) depreciation and amortization, plus/minus (C) Net Distributions, to (ii) Current Maturities of Long Term Debt.

“Net Distributions” means, for any period, the sum of (a) all proceeds from the sale or issuance of any equity securities of Borrower actually received during such period, plus (b) additional equity contributions actually received by Borrower for such period, minus (c) all distributions with respect to its equity paid by Borrower during such period, and (d) any change in Subordinated Debt, if any.

 “Maturity Date” means June 30, 2010 for the Revolving Note and May 31, 2012 for the Real Estate Term Note.

2.     Interest Rates.  Section 2.11 (b) of the Credit Agreement is hereby deleted in its entirety and the following shall be substituted therefor:

(b)  Margins.  The Margins through and including the first adjustment occurring as specified below shall be one and three quarters of one percent (1.75%) for Revolving Advances and two percent (2.0%) for Term Advances.  Commencing June 30, 2008, the Margins shall be adjusted each fiscal quarter on the basis of the Total Funded Debt to EBITDA Ratio of the Borrower as of the end of the previous fiscal quarter, in accordance with the following table:

	Margins
FINANCIAL TEST	Revolving Note	Real Estate Term Note

(i) Total Funded Debt to EBITDA is determined by the Lender to be < 2.50.	1.75%	2.00%

(ii) Total Funded Debt to EBITDA is determined by the Lender to be > 2.50.	2.00%	2.25%

Reductions and increases in the Margins will be made following receipt of the Borrower’s financial statements required under Section 6.1.  Each Margin change shall become effective on the first calendar day of the month following the month of receipt by the Lender of the Borrower’s most recent financial statements.  Notwithstanding the foregoing, (i) if the Borrower fails to deliver any financial statements as required under Section 6.1, the Lender may, following notice to the Borrower, increase any Margin to the highest Margin set forth above, in addition to imposing the Default Rate applicable under the terms of this Agreement, and (ii) no reduction in any Margin will be made if a Default Period exists at the time that such reduction would otherwise be made.

If amended or restated financial statements change previously calculated Margins, the Lender may reduce or increase the Margins from the date of receipt of such amended or restated financial statements, to the beginning of the appropriate fiscal quarter to which the restated statements relate or to the beginning of the fiscal quarter in which any Event of Default has occurred, as the Lender in its sole discretion deems appropriate.

3.     Financial Covenants.  Section 6.2 of the Credit Agreement is hereby deleted in its entirety and restated as follows:

(a)           Minimum Fixed Charge Coverage Ratio. The Borrower will maintain its Fixed Charge Coverage Ratio, determined on a consolidated basis as at the end of each fiscal quarter on a rolling four quarter basis, at not less than 1.25 to 1.00.

 (b)          Maximum Total Funded Debt to EBITDA Ratio. The Borrower will maintain its ratio of Total Funded Debt to EBITDA, determined on a consolidated basis as at the end of each fiscal quarter on a rolling four quarter basis, at not more than 3.00 to 1.00.

(c)           Minimum Net Income. The Borrower will achieve Net Income determined on a consolidated basis as at the end of each fiscal quarter on a rolling four quarter basis of not less than $1.00.

(d)           Capital Expenditures. Except to the extent reasonably necessary to complete the Suntron Acquisition, the Borrower will not incur or contract to incur Capital Expenditures of more than $4,000,000 in the aggregate as at the end of each fiscal year without the Lender’s written approval for capital items, including without limitation for new building and building expansion projects, new business acquisition and or major unplanned equipment projects.

4.     Compliance Certificate.  The Borrower further agrees that the Compliance Certificate attached to the Credit Agreement as Exhibit B is amended in its entirety and replaced by the Compliance Certificate attached as Exhibit B hereto.

5.     Conditions Precedent.  Except as otherwise provided below, this Amendment shall be effective when the Lender shall have received an executed original hereof together with such other documents as requested by the Lender in form and substance acceptable to the Lender in its sole discretion.

6.     No Other Changes.  Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification.  This Amendment and the Credit Agreement shall be read together, as one document.

7.     Representations and Warranties.  Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein.  Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

8.     References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

9.     No Waiver. Unless otherwise provided for herein, the execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under either of the Credit Agreements or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

10.   Release. The Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

11.   Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreements to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreements, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

12.   Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Amendment to be executed as of the day and year first written above.

NORTECH SYSTEMS			WELLS FARGO BANK,
INCORPORATED			NATIONAL ASSOCIATION

NORTECH SYSTEMS INCORPORATED			WELLS FARGO BANK,
NATIONAL ASSOCIATION

By:	/s/ Richard G. Wasielewski	By:	/s/ Mark T. Lundquist
Name:	Richard G. Wasielewski		Mark T. Lundquist
	Its Chief Financial Officer		Its Vice President

Signature page to Eighth Amendment dated as of July     , 2008

Exhibit B to Amended and Restated Credit and Security Agreement

Compliance Certificate

To:	Mark T. Lundquist
Wells Fargo Bank, N.A.
Date:	, 200
Subject:	Nortech Systems Incorporated
Financial Statements

In accordance with our Amended and Restated Credit and Security Agreement dated as of December 30, 2002, and as amended from time to time (as amended, the “Credit Agreement”), attached are the financial statements of Nortech Systems Incorporated (the “Borrower”) as of and for                                 , 200       (the “Reporting Date”) and the year-to-date period then ended (the “Current Financials”). All terms used in this certificate have the meanings given in the Credit Agreement.

As of each quarterly reporting period, I certify that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Borrower’s financial condition as of the date thereof.

Events of Default. (Check one):

☐            The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement except as previously reported in writing to the Lender.

☐            The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement not previously reported in writing to the Lender and attached hereto is a statement of the facts with respect to thereto. The Borrower acknowledges that pursuant to Section 2.11(d) of the Credit Agreement, the Lender may impose the Default Rate at any time during the resulting Default Period.

Financial Covenants. I further hereby certify as follows:

1.             Minimum Fixed Charge Coverage Ratio. Section 6.2(a) of the Credit Agreement.

Required Ratio: 1.25 to 1.00 as of the end of each fiscal quarter.

As of the Reporting Date, Borrower’s quarterly consolidated Fixed Charge Coverage Ratio (calculated as shown on attached work sheet) was            to 1.00.

2.             Maximum Total Funded Debt to EBITDA Ratio. Section 6.2(b) of the Credit Agreement.

Required Funded Debt to EBITDA Ratio shall be not more than:

3.00 to 1.00 as of the end of each fiscal quarter.

As of the Reporting Date, Borrower’s Total Funded Debt to EBITDA Ratio was          to 1.00.

3.             Minimum Net Income.  Section 6.2(c) of the Credit Agreement.

Required Covenant: not less than $1.00 on a consolidated basis as at the end of each fiscal quarter on a rolling four quarter basis.

The Borrower’s consolidated Net Income for the rolling, four quarter period ending on the Reporting Date was $                          .

4.             Capital Expenditures. Section 6.2(d) of the Credit Agreement.

Required Covenant: No more than $4,000,000 in aggregate as at the end of each fiscal year, except for expenses reasonably necessary to complete Suntron Acquisition.

As of the Reporting Date, Borrower’s consolidated year-to-date capital expenditures was $                          .

Attached to are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.

NORTECH SYSTEMS, INCORPORATED

By
Name: Richard G. Wasielewski
Its Chief Financial Officer/Treasurer